                                                                   EXHIBIT 10.13

                               OPERATING AGREEMENT

                                       OF

                           NOTICOM INTERNATIONAL, LLC


                          Effective as of July 22, 1998



     LIMITED LIABILITY COMPANY INTERESTS IN NOTICOM INTERNATIONAL, LLC HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS ("THE STATE ACTS") AND HAVE BEEN SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE STATE ACTS, INCLUDING PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973, AS AMENDED, SECTIONS 409.402(B)(9) AND (10) OF THE MISSOURI UNIFORM SECURITIES ACT, AND SECTION 4(2) OF THE SECURITIES ACT. THE LIMITED LIABILITY COMPANY INTERESTS HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITION OF THIS AGREEMENT AND IN A TRANSACTION WHICH IS EITHER EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND THE STATE ACTS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT AND THE STATE ACTS.

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I
         FORMATION................................................................................................1
         1.1      Organization....................................................................................1
         1.2      Agreement.......................................................................................1
         1.3      Name............................................................................................1
         1.4      Articles of Organization........................................................................1
         1.5      Term............................................................................................1
         1.6      Registered Agent and Office.....................................................................1
         1.7      Principal Office................................................................................1
         1.8      Persons Considered to be Members................................................................2
         1.9      Units...........................................................................................2
                  1.9.1    Class A Membership Units...............................................................2
                  1.9.2    Class B Membership Units...............................................................2
                  1.9.3    Initial Ownership.  ...................................................................2

ARTICLE II
         NATURE OF BUSINESS.......................................................................................3

ARTICLE III
         ACCOUNTING AND RECORDS...................................................................................3

ARTICLE IV
         RIGHTS AND DUTIES OF MANAGERS AND MEMBERS................................................................3
         4.1      Board of Managers...............................................................................3
         4.2      Authority of Managers to Bind the Company.......................................................3
         4.3      When Majority Consent of Voting  Members Required...............................................4
         4.4      When Supermajority Consent of Voting Members Required...........................................4
         4.5      Meetings.  .....................................................................................5
         4.6      Minutes.........................................................................................6
         4.7      Managers and Members Shall Have No Exclusive Duty To Company....................................6
         4.8      Officers........................................................................................6
         4.9      Delegation......................................................................................6
         4.10     Accounts........................................................................................6
         4.11     Duties; Liability for Certain Acts..............................................................6
         4.12     General Authority...............................................................................6

ARTICLE V
         LIABILITY OF MEMBERS.....................................................................................7
         5.1      Limitation of Liability.........................................................................7
         5.2      Representations and Warranties..................................................................7

ARTICLE VI
         CAPITAL CONTRIBUTIONS....................................................................................7
         6.1      Initial Capital Contributions...................................................................7
         6.2      Required Capital Contributions..................................................................8
         6.3      Additional Capital Contributions................................................................8
         6.4      Right to Raise Additional Capital...............................................................9
                  6.4.1    Issuance of Units......................................................................9
                  6.4.2    Additional Members.....................................................................9
         6.5      Loans to the Company............................................................................9
         6.6      Limits on Additional Capital Contributions and Loans............................................9
         6.7.     Maintenance of Capital Accounts.................................................................9
                  6.7.1    Distributions of Property.............................................................10

                  6.7.2    Adjustments...........................................................................10
                  6.7.3    Compliance with Treasury Regulations..................................................10

ARTICLE VII
         ALLOCATIONS AND DISTRIBUTIONS...........................................................................10
         7.1      Allocations of Tax Profits and Tax Losses......................................................10
         7.2.     Built-in Gains and Built-in Losses.............................................................11
         7.3.     Regulatory Allocations.........................................................................11
         7.4      Mechanics of Allocations.......................................................................12
         7.5      Cash Distributions.............................................................................13
                  7.5.1    Quarterly Tax Distributions...........................................................13
                  7.5.2    Other Distributions...................................................................13
                  7.5.3    Timing................................................................................14
                  7.5.4    Fees; Reimbursements..................................................................14
                  7.5.5    Distributions Upon Dissolution........................................................14
                  7.5.6    Distributions After the Fiscal Year End...............................................14
                  7.5.7    Withholding...........................................................................14
                  7.5.8    Consent to Distributions..............................................................14
         7.6      Survival of Certain Distribution Rights........................................................14

ARTICLE VIII
         TAXES...................................................................................................15
         8.1      Elections......................................................................................15
         8.2      Taxes of Taxing Jurisdictions..................................................................15

ARTICLE IX
         TRANSFER OF MEMBERSHIP INTERESTS........................................................................15
         9.1      Restrictions on Transfer.......................................................................15
         9.2      Call Option....................................................................................15
         9.3      Successors in Interest.........................................................................16
         9.4      Assignment of Economic Rights..................................................................16
         9.5      Conditions for Transfer........................................................................17
         9.6      Retroactive Allocations........................................................................17
         9.7      Redemption of Class B Units....................................................................18

ARTICLE X
         DISPUTES................................................................................................18
         10.1     Dispute Resolution.............................................................................18
         10.2     Major Disputes.................................................................................18

ARTICLE XI
         DISSOCIATION OF A MEMBER................................................................................18
         11.1     Dissociation...................................................................................18
         11.2     Rights of Dissociated Member...................................................................19

ARTICLE XII
         DISSOLUTION AND WINDING UP..............................................................................19
         12.1     Dissolution....................................................................................19
         12.2     Effect of Dissolution..........................................................................19
         12.3     Distribution of Assets on Dissolution..........................................................19
         12.4     Completion of Winding Up; Certificate of Dissolution...........................................21
         12.5     Further Assurances.............................................................................21

ARTICLE XIII
         INDEMNIFICATION.........................................................................................21
         13.1     Indemnification of Members, Managers and Officers..............................................21

                                       ii
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
         13.2     Discretionary Indemnification of Employees.....................................................21
         13.3     Determination of Indemnitee's Compliance with Standard of Conduct..............................21
         13.4     Advance Payment of Expenses....................................................................21
         13.5     Non-Exclusivity; Survival of Indemnification...................................................21
         13.6     Insurance on Indemnitees.......................................................................22
         13.7     Interpretation.................................................................................22

ARTICLE XIV
         SPECIAL COVENANTS.......................................................................................22
         14.1     Conflicting Interest Transactions..............................................................22
         14.2     Managers and Members Shall Have No Exclusive Duty To Company...................................22

ARTICLE XV
         MISCELLANEOUS PROVISIONS................................................................................22
         15.1     No Partnership Intended, Except for Tax Purposes...............................................22
         15.2     Rights of Creditors and Third Parties under Agreement..........................................23
         15.3     Miscellaneous Provisions. .....................................................................23
                  15.3.1     Entire Agreement....................................................................23
                  15.3.2     Application of Georgia Law..........................................................23
                  15.3.3     Construction........................................................................23
                  15.3.4     Headings............................................................................23
                  15.3.5     Waivers.............................................................................23
                  15.3.6     Rights and Remedies Cumulative......................................................23
                  15.3.7     Severability........................................................................23
                  15.3.8     Heirs, Successors and Assigns.......................................................23
                  15.3.9     Counterparts; Copies................................................................23
                  15.3.10    Amendments..........................................................................23
                  15.3.11    Notices.............................................................................24
                  15.3.12    No Engagement of Services...........................................................24
                  15.3.13    Representations and Warranties......................................................24
                  15.3.14    Force Majeure.......................................................................24
         15.4     Definitions....................................................................................24
                  15.4.1     "Advance Notification System".......................................................24
                  15.4.2     "Affiliate".........................................................................24
                  15.4.3     "Appraised Value" ..................................................................24
                  15.4.4     "Assignment Agreements".............................................................25
                  15.4.5     "Built-in Gains"....................................................................25
                  15.4.6     "Built-in Losses"...................................................................25
                  15.4.7     "BusCall"...........................................................................25
                  15.4.8     "BusCall Agreement".................................................................25
                  15.4.9     "Cash and Cash Equivalents".........................................................25
                  15.4.10    "Class A Membership Units"..........................................................25
                  15.4.11    "Class B Membership Units"..........................................................25
                  15.4.12    "Code" and "Regulations"............................................................25
                  15.4.13    "Company"...........................................................................25
                  15.4.14    "Deadlock Event"....................................................................25
                  15.4.15    "Development Services"..............................................................26
                  15.4.16    "Distributable Cash"................................................................26
                  15.4.17    "Fair Value"........................................................................26
                  15.4.18    "Field".............................................................................27
                  15.4.19    "Fiscal Year".......................................................................27
                  15.4.20    "Global Preference Percentage"......................................................27
                  15.4.21    "Intellectual Property".............................................................27
                  15.4.22    "License Agreement".................................................................27
                  15.4.23    "Majority in Interest"..............................................................27
                  15.4.24    "Managers"..........................................................................27

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
                  15.4.25    "Manufacturing Agreement"...........................................................27
                  15.4.26    "Market Value"......................................................................27
                  15.4.27    "Member"............................................................................28
                  15.4.28    "Membership Interest"...............................................................28
                  15.4.29    "Membership Units"..................................................................28
                  15.4.30    "Preferred Global Return"...........................................................28
                  15.4.31    "Preferred Global Allocation Balance"...............................................28
                  15.4.32    "Preferred Global Distribution Balance".............................................28
                  15.4.33    "Property"..........................................................................28
                  15.4.34    "Purchase Agreement"................................................................28
                  15.4.35    "Reserves"..........................................................................29
                  15.4.36    "Successor in Interest".............................................................29
                  15.4.37    "Supermajority in Interest of the Voting Members"...................................29
                  15.4.38    "Tax Profits" and "Tax Losses"......................................................29
                  15.4.39    "Technology"........................................................................29
                  15.4.40    "Technology Agreement"..............................................................29
                  15.4.41    "Transfer"..........................................................................29
                  15.4.42    "Voting Members"....................................................................29

                               OPERATING AGREEMENT

                                       OF

                           NOTICOM INTERNATIONAL, LLC



     THIS OPERATING AGREEMENT FOR NOTICOM INTERNATIONAL, LLC (the "Agreement") is made and entered into this 22nd day of July, 1998, by and among NOTICOM INTERNATIONAL, LLC, a Georgia limited liability company (the "Company"), GLOBAL RESEARCH SYSTEMS, INC., a Georgia corporation ("Global"), and LABARGE, INC., a Missouri corporation ("LaBarge") (with each of Global, LaBarge and each other individual or entity executing this Agreement together with each and every other member hereafter admitted to the Company as such being hereinafter individually referred to as a "Member" and collectively referred to as the "Members").

                                    ARTICLE I
                                    FORMATION

     1.1 Organization. The Members hereby organize the Company as a Georgia limited liability company pursuant to the provisions of the Georgia Limited Liability Company Act set forth under O.C.G.A. Sections 14-11-100, et. seq. (the "Act").

     1.2 Agreement. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Members hereby agree to the terms and conditions of the Agreement, as it may from time to time be amended according to its terms.

     1.3 Name. The name of the Company is NOTICOM INTERNATIONAL, LLC. All business of the Company shall be conducted under its legal name or under such fictitious or assumed business names as may be determined by the Members.

     1.4 Articles of Organization. Articles of Organization (as so filed and as hereafter duly amended, the "Articles"), for the Company were filed on July 2, 1998 with the Secretary of State of Georgia. The Members agree to execute such further documents (including amendments to the Articles of Organization) and take such further action as is appropriate to comply with the requirements of law for the formation or operation of a limited liability company in all states, countries and other jurisdictions where the Company may conduct its business.

     1.5 Term. The Company shall be dissolved and its affairs wound up in accordance with the Act and the Agreement upon either (i) the termination of the License Agreement (in which event the Company shall be dissolved in accordance with the applicable provisions of Article Twelve of this Agreement) or (ii) the dissolution of BusCall, unless the term shall be extended by amendment to this Agreement and the Articles, or unless the Company shall be sooner dissolved and its affairs wound up in accordance with the Act or this Agreement.

     1.6 Registered Agent and Office. The Company's initial registered office shall be at the office of its registered agent at 100 East Second Avenue, Fourth Floor, Rome Georgia 30161

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

the name of its initial registered agent at such address is John M. Graham III. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Secretary of State of Georgia pursuant to the Act and the applicable rules promulgated thereunder.

     1.7 Principal Office. The principal office of the Company shall be located in Destin, Florida.

     1.8 Persons Considered to be Members. "Member" means a person who has agreed to be bound by this Agreement and who has been admitted as a member of the Company pursuant to the Act and this Agreement, but excludes a Dissociated Member. The names and addresses of the initial Members are set forth below each such Member's signature to this Agreement.

     1.9 Units. The Company shall be authorized to issue two (2) separate classes of Membership Units representing ownership interests in the Company namely the Class A Membership Units and the Class B Membership Units each which class of Membership Units shall have those relative rights set forth below.

          1.9.1 Class A Membership Units. All of the voting rights and authority with respect to the Company and its operations including all rights to vote, control and participate in the management of the Company and its capital, operations and profits, appoint, elect and remove any Managers who may be responsible for managing the affairs and operations of the Company, and otherwise decide upon any matter or thing whatsoever affecting the Company and its operations shall be vested in the Members owning the Class A Membership Units. No individual or entity holding or having claim to any Class A Membership Units shall be entitled to exercise any voting rights attributable thereto unless and until such individual or entity is admitted as a Member of the Company in accordance with the provisions of this Agreement. Each Class A Membership Unit shall be entitled to cast one vote and, unless otherwise specifically provided herein, a majority by number of the votes entitled to be cast shall control and determine the matter at issue. The Company shall not issue fractional shares of any Class A Membership Unit. No other Membership Units issued by the Company (including without limitation Class B Membership Units) shall be entitled to exercise any voting rights with respect to the Company or its operations. The owners of the Class A Membership Units shall be entitled to all notices of all meetings of the Members and shall be entitled to vote on all questions or issues that may be presented to and decided upon by the Members of the Company. Except as to voting rights or any other differentiation or restriction expressly made applicable to the Class A Membership Units hereunder, the rights of the owners of the Class A Membership Units shall be the same in all respects to the rights of the owners of all other Membership Units (including without limitation Class B Membership Units) hereunder such rights to include the right to receive distributions and allocations hereunder.

          1.9.2 Class B Membership Units. The Company shall not issue fractional shares of any Class B Membership Unit. The Class B Membership Units shall not be entitled to exercise any voting rights with respect to the Company or its operations or the election or removal of the Company's Managers it being expressly intended and understood that such voting rights shall be exclusively vested in the Class A Membership Units. The owners of the Class B Membership Units shall not be entitled to any notices of any meetings of the Members and shall not be entitled to participate in such meetings or to vote on any questions or issues that may be presented to and decided upon by the Members of the Company. Except as to voting rights or any other differentiation or restriction expressly made applicable to the Class B Membership

Units hereunder, the rights of the owners of the Class B Membership Units shall be the same in all respects to the rights of the owners of all other Membership Units (including without limitation Class A Membership Units) hereunder such rights to include the rights to receive distributions and allocations hereunder. No individual or entity holding or having claim to any Class B Membership Units shall be entitled to exercise or receive any rights attributable thereto unless and until such individual or entity is admitted as a Member of the Company in accordance with the provisions of this Agreement.

          1.9.3 Initial Ownership. Initially, the following Members shall own the following number of Membership Units in the Company:

                              Class A                    Class B
           Member         Membership Units          Membership Units
           ------         ----------------          ----------------
           LaBarge             1,000                      -0-
           Global              1,000                      -0-


                                   ARTICLE II
                               NATURE OF BUSINESS

     The Company may engage in any lawful business permitted by the Act or the laws of any jurisdiction in which the Company may do business. The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business.

                                   ARTICLE III
                             ACCOUNTING AND RECORDS

     The Company shall maintain at its principal office such records as may be required by the Act or other applicable laws.

                                   ARTICLE IV
                    RIGHTS AND DUTIES OF MANAGERS AND MEMBERS

     4.1 Board of Managers. Management of the operations of the Company shall be conducted by a Board of Managers which Board of Managers shall act through or with the affirmative approval or consent of a Majority in Interest of the Board of Managers. The Voting Members shall appoint a Board of Managers comprised of six (6) individuals, or such greater or lesser number unanimously agreed to by all Voting Members which shall in all events be an even number. One-half (1/2) of the total number of members of the Board of Managers shall be appointed by Global and one-half (1/2) of the total number of members of the Board of Managers shall be appointed by LaBarge. Any Manager of the Company may resign at any time by giving thirty (30) days' written notice to the Voting Members of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. In the event of the withdrawal, resignation or removal of any member of the Board of Managers, the Member initially selecting and nominating such Manager shall select and nominate the successor to such Manager. All Voting Members agree to vote their Class A Membership Units in the Company so as to cause the Board of Managers to consist of those individuals nominated by Global and LaBarge in conformity with the foregoing sentence. The initial Board of Managers shall be:

       MANAGER                         APPOINTED BY:
       -------                         -------------
       Craig E. LaBarge                  LaBarge
       William J. Maender                LaBarge
       Thomas Hubbard                    LaBarge
       M. Kelly Jones                    Global
       Gena B. Payne                     Global
       David Hall                        Global

          4.1.1 The provisions of Section 4.1 notwithstanding, if either Global or LaBarge (a "party") should own more than 50% of all the issued and outstanding Class A Membership Units of the Company then the Board of Managers shall be comprised of seven (7) members. The party with the controlling interest shall appoint such seventh member of the Board of Managers. This seventh position shall exist only at such time as the ownership is not equal and one of the parties has the controlling interest.

     4.2 Authority of Managers to Bind the Company. Except as otherwise set forth in the Agreement, the Board of Managers shall have the authority to bind the Company, and exercise such authority through officers, agents or committees of the Company designated by the Board of Managers and approved by a Majority in Interest of the Voting Members (but with respect to agents or committees, only to the extent of the authority granted). In particular and without limitation, the Board of Managers has the authority to do any of the following:

          4.2.1 Institute, prosecute and defend any proceeding in the Company's name.

          4.2.2 Purchase, receive, lease or otherwise acquire, and sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of Company Property provided that the dollar amount of such transaction or the value of Company Property involved in such transactions does not exceed limits set by a Majority in Interest of the Voting Members from time to time.

          4.2.3 Enter into contracts and guaranties, incur liabilities, borrow money, issue notes, bonds and other obligations, and secure any of its obligations by mortgage or pledge of any of the Company's Property or income provided that the dollar amount of such transaction or the value of property involved in such transactions does not exceed limits set by a Majority in Interest of the Voting Members from time to time.

          4.2.4 Manage and operate any Company Property.

          4.2.5 Establish Company offices and exercise the powers of the Company within or without the State of Georgia or any other jurisdiction in which the Company conducts business.

          4.2.6 Purchase insurance for the benefit of the Company.

          4.2.7 Make donations to the public welfare or for religious, charitable,

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

scientific, literary or educational purposes provided that the amount of such donations does not exceed limits set by a Majority in Interest of the Voting Members from time to time.

          4.2.8 Generally do any other act that furthers the business and affairs of the Company that is not expressly required by the Agreement or applicable law to be approved by all or a Majority in Interest of the Voting Members.

     4.3 When Majority Consent of Voting Members Required. Notwithstanding any other provision of the Agreement other than a provision requiring the approval of any act by a larger number of the Voting Members, the affirmative vote or written consent of a Majority in Interest of the Voting Members shall be required to approve any of the following actions:

          4.3.1 The authorization of any indemnification pursuant to Article XIII, other than the mandatory indemnification provided in Section 13.1.

          4.3.2 Lending the Company's money, investing and reinvesting the Company's funds, and receiving and holding property as security for repayment of indebtedness owed to the Company, provided that no money shall be loaned to Members other than as advances for business expenses to be incurred in the ordinary course of business of the Company.

          4.3.3 Causing the Company to invest in corporations, partnerships, joint ventures, limited liability companies or other associations of any kind with any person or persons.

          4.3.4 Causing the Company to establish capital and operating budgets.

     4.4 When Supermajority Consent of Voting Members Required. Notwithstanding any other provision of the Agreement, the affirmative vote or written consent of a Supermajority in Interest of the Voting Members shall be required to approve any of the following actions:

          4.4.1 Except as otherwise specifically provided under Section 6.2 of this Agreement, the call for additional capital contributions, or the issuance of additional Membership Units to any one or more Members.

          4.4.2 Other than as required under this Agreement or the Technology Agreement, granting to any third party or parties any rights or interest in or disclosing any information concerning any patents, trade secrets, know-how, trademarks, trade names or copyrights in which the Company holds any interest, other than the marketing of Products and Technology to customers or the development of Products or Technology in the ordinary course of business.

          4.4.3 The continuation of the Company after a Dissolution Event (as defined herein).

          4.4.4 The amendment of this Agreement.

          4.4.5 The merger or consolidation of the Company with another entity.

          4.4.6 The dissolution and liquidation of the Company other than as the result of a Dissolution Event.

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

          4.4.7  The sale of substantially all the Property of the Company.

          4.4.8 Causing the Company to enter into any agreement, modify, amend or terminate any agreement with any Member or Affiliate of any Member including without limitation the Assignment Agreements, the License Agreement, the Manufacturing Agreement or Technology Agreement.

          4.4.9  The addition of additional Members.

          4.4.10 Making distributions of cash or other Property to the Members except pursuant to the provisions of Section 7.5.1.

     4.5 Meetings. Meetings of the Board of Managers for such business as may properly come before the Board of Managers may be called by any Manager. Meetings of the Members for any purpose may be called by any Voting Member. The times, dates, places and purposes of the Board of Managers' or Members' meetings shall be designated in a written notice given in person or mailed by the person or persons calling the meeting to each other Manager or Voting Member, not less than two nor more than thirty days before the date of the meeting; if mailed, the notice shall be addressed to such Manager or Voting Member at the Manager's or Voting Member's address on the records of the Company. If a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken. Any Voting Member or Manager may waive notice of a meeting before or after the meeting. All waivers of notice must be in writing, be signed by the Voting Member or Manager entitled to the notice and be delivered to the Company for inclusion in the appropriate records. Neither the business to be transacted at, nor the purpose of, a meeting must be specified in a written waiver of notice. Attendance at a meeting shall constitute a waiver of notice of the meeting, unless at the beginning of the meeting the Manager or Voting Member gives written notice of objection to holding the meeting or transacting business at the meeting. A Manager or Voting Member may vote in person or by proxy. No proxy shall be valid for more than eleven months after the date of its execution unless a longer period is expressly provided in the appointment form. Any action required or permitted to be taken at a Managers' or Members' meeting may be taken without a meeting, without prior notice and without a vote if one or more written consents describing the action to be taken are signed and dated by a sufficient number of Managers or Voting Members authorized hereunder to take such action. Unless otherwise provided for herein, the affirmative vote or consent by a Majority in Interest of the Managers or Voting Members shall be required to approve any matter presented to the Board of Managers or the Voting Members for vote, provided that any such matter acted upon by the Board of Manager must receive the affirmative vote of at least one Manager appointed by each of the Members unless the provisions of Section 4.1.1 are in effect.

     4.6 Minutes. The Managers, the Members and each committee shall keep minutes of its proceedings, which shall be open for inspection by any Voting Member upon reasonable prior notice to the Company.

     4.7 Managers and Members Shall Have No Exclusive Duty To Company. A Manager or a Member may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other activities or investments of a Member or the income or proceeds derived therefrom. Neither a Member nor a Manager shall incur any liability to the Company or to any of the Members as a result of engaging in any other business.

     4.8 Officers. The number and titles of officers of the Company and other persons who may act as authorized agents of the Company shall be fixed from time to time by a Majority in Interest of the Board of Managers. The officers shall have such titles, duties, authorities and responsibilities as may be delegated to them from time to time by a Majority in Interest of the Board of Managers. The officers shall be elected from time to time by, and serve at the pleasure of, a Majority in Interest of the Board of Managers, provided that each officer, to be elected, must receive the affirmative vote of at least one Manager appointed by each Member unless the provisions of Section 4.1.1 are in effect. A Majority in Interest of the Board of Managers may remove an officer, with or without cause, at any time, subject to any contractual rights of such officer. In the event of the death, resignation or removal of an officer, a Majority in Interest of the Board of Managers shall elect a successor who shall serve the remainder of the term of his or her predecessor.

     4.9 Delegation. A Majority in Interest of the Board of Managers may delegate in writing any and all authority which such Majority in Interest is empowered to exercise hereunder to any one or more of the members of the Board of Managers or any officer or officers of the Company whereupon such delegee shall thereafter be entitled to exercise such authority so delegated hereunder.

     4.10 Accounts. All funds of the Company shall be deposited in its name in an account or accounts as shall be designated from time to time by a Majority in Interest of the Managers. All funds of the Company shall be used solely for the business of the Company. If any bank requires a prescribed form or forms of resolutions relating to such accounts of the Company or to any application, statement, instrument, or other documents connected with the accounts, the resolutions contained in any such prescribed form will be deemed to have been adopted by the Members, and a Majority in Interest of the Managers of the Company are authorized to certify the adoption of any such resolution as though it were unanimously adopted by the Members, and to insert all such resolutions in the records of the Company.

     4.11 Duties; Liability for Certain Acts. In managing the business or affairs of the Company, each Member, Manager, and officer of the Company shall act in the manner provided by Section 14-11-305 of the Act. Except for acts or omissions undertaken in contravention of this Agreement, no Member, Manager or officer shall be deemed to have guaranteed nor shall have any obligation with respect to the return of a Member's capital contributions in the Company or profits from the operation of the Company. Except for acts or omissions undertaken in contravention of this Agreement, each Member's, Manager's, and officer's liability to the Company, the Members, and the other Managers and officers shall be limited and the Members, Managers, and officer's shall be indemnified as set forth in Article XII of this Agreement. No Member, Manager, or officer shall be liable, solely by reason of being a Member, Manager, officer, agent, or employee of the Company, under a judgment, decree, or order of a court, or in any other manner, for a debt, obligation, or liability of the Company, whether arising in contract, tort, or otherwise, or for the acts or omissions of any other Member, Manager, officer, agent, or employee of the Company, whether arising in contract, tort, or otherwise, except as provided in
Section 14-11-408 of the Act (liability for wrongful distributions).


         4.12 General Authority. Unless expressly authorized to do so by this Agreement, no one or more of the Members, Managers, officers, employees or other agents of the Company shall have any power or authority to bind the Company in any way, to pledge its credit or to render it liable for any purpose.

                                    ARTICLE V
                              LIABILITY OF MEMBERS

     5.1 Limitation of Liability. No Member shall be liable as such for the liabilities of the Company.

     5.2 Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member that such Member is acquiring such Member's Membership Units for the Member's own account as an investment and without an intent to distribute the Membership Units; and such Member acknowledges that the Membership Units have not been registered under the Securities Act of 1933 or any state securities laws, and that in addition to the other restrictions provided herein the Membership Units may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements. Each Member agrees to hold harmless and indemnify the Company, its officers, directors, agents and other Members, from and against any loss or damages incurred as a result of any breach of such representation and warranty.

                                   ARTICLE VI
                              CAPITAL CONTRIBUTIONS

     6.1 Initial Capital Contributions. Each of the initial Members shall pay in to the capital of the Company One Thousand Dollars ($1,000) in exchange for their respective Membership Units in the Company and shall make the following additional capital contributions in cash, property and services:

MEMBER                           CONTRIBUTION

GLOBAL RESEARCH   The assignment and delivery of (i) all Technical Information,
SYSTEMS, INC.     currently owned by Global; (ii) all Technology currently owned by Global, which is not otherwise sold to LaBarge or assigned to Holding Venture by Global pursuant to the Purchase
                  Agreement; and (iii) Global's rights and obligations under the Exclusive Territory License Agreement dated April 6, 1998 by and between Global and Midwest Wireless Communications, LLC;
                  the collective value of all such additional contributions is agreed by all Members to be $2,313,000, all of which contributions shall be made within three days of the execution of this Agreement.

LABARGE, INC.     (i)  Cash in the amount of $1,813,000, which contribution
                  shall be made within three days of the execution of the Agreement.

                  (ii) The performance of and payment for Development
                  Services having a value of not less than $500,000, which performance or payment shall be completed within one year from the date of this Agreement;
                  provided, that should LaBarge fail to provide
                  Development Services in such amount within such time frame, then within ten (10) days from and after the first anniversary of the date of this Agreement, LaBarge shall make an additional cash contribution equal to the difference between $500,000 less the amount of such Development
                  Services so provided to the Company. If such value of the Development Services provided by LaBarge through the first anniversary of this Agreement is greater than $500,000, the Company shall reimburse
                  LaBarge for the amount of such
                  excess shall be promptly reimbursed to LaBarge within 30 days of the submission by LaBarge of an invoice to the Company with respect thereto, subject to the Company's reasonable verification of such invoice. Attached hereto as Exhibit "A" is further classification of Development Services.

No interest shall accrue on any capital contribution and no Member shall have the right to withdraw or be repaid any capital contribution except as provided in this Agreement.

     6.2  Required Capital Contributions. If either (i) during the first twelve
(12) month period during which this Agreement remains in effect, the Cash and Cash Equivalents of the Company (including Reserves) should be less than One Hundred Thousand Dollars ($100,000) or (ii) at any time after the first anniversary of the date of this Agreement, the Cash and Cash Equivalents of the Company (including Reserves) should be less than Five Hundred Thousand Dollars ($500,000), then either Global or LaBarge (the "Calling Member") may, by means of written notice to the Company and each other Member (a "Call Notice"), require each Member to contribute an amount to the capital of the Company consisting of the product of such Member's Membership Interest multiplied by the amount of such deficiency. In the event either LaBarge or Global requires any such capital contributions hereunder, each Member shall make such capital contributions within fifteen (15) days after such Member delivers or receives such Call Notice (whichever is applicable). If any Member defaults in its obligations to make any capital contribution required hereunder, then the Calling Member may, at its option, contribute the defaulting Member's required amount to the Company or the Company may, at the Calling Member's option, retain all distributions which such defaulting Member is entitled to receive hereunder up to the amount of such defaulting Member's obligations hereunder which amounts shall be deemed to have been distributed to such defaulting Member hereunder and re-contributed to the Company. If a Member defaults in its obligation to make a capital contribution required hereunder, the nondefaulting Member with respect to such required capital contribution hereunder shall be entitled to receive additional Class A Membership Units in exchange for its capital contribution.

     The number of additional Class A Membership Units a nondefaulting Member shall be entitled to shall equal the following:

          6.2.1 If such a default occurs before the earlier of (i) the first anniversary of this Agreement or (ii) the default in such obligation to make an aggregate of $375,000 of capital contributions by such Member (a "$375,000 Capital Call"), then such number of Class A Membership Units shall be the amount of additional capital contributed by the nondefaulting Member in excess of that capital contribution by the defaulting Member, divided by the book value of a Membership Unit immediately before the Member made the additional capital contribution. For purposes of the preceding sentence, the book value of a Membership Unit shall equal the quotient of (1) an amount equal to the sum of all contributions to the capital of the Company increased by Tax Profits, excluding Built-in Gains, Built-in Losses, and two-thirds (subject to any adjustment in the Global Preference Percentage pursuant to Section 15.4.20) the cumulative Tax Profits allocable to Global under Section 7.1.3, and decreased by
(i) Tax Losses, excluding Built-in Gains and Built-in Losses, and (ii) distributions under Section 7.5 and 7.6 other than distributions to Global of the Preferred Global Distribution Balance divided by (2) the aggregate number of Membership Units outstanding immediately before the capital contribution was made by the nondefaulting Member.

          6.2.2 If such a default occurs after the earlier of (i) the first anniversary of this

Agreement or (ii) a $375,000 Capital Call, then such number of Class A Membership Units shall be the amount of additional capital contributed by the nondefaulting Member in excess of that capital contribution by the defaulting Member, divided by the Fair Value of a Membership Unit immediately before the Member made the additional capital contribution.

     6.3 Additional Capital Contributions. Solely to the extent approved by a Supermajority in Interest of the Voting Members from time to time, the Members may be permitted (but not required) to make additional capital contributions if and to the extent they so desire, and if a Supermajority in Interest of the Voting Members so determine that such additional capital contributions are necessary or appropriate in connection with the conduct of the Company's business (including without limitation, expansion or diversification). In such event, all Members shall have the opportunity (but not the obligation) to participate in such additional capital contributions on a pro rata basis in accordance with their relative Membership Interests determined as of the date such additional capital contributions are so approved by a Supermajority in Interest of the Voting Members. Except as otherwise agreed by a Supermajority in Interest of the Voting Members, no Member making any additional capital contributions hereunder shall be entitled to receive additional Membership Units in exchange therefore. Each Member acknowledges and agrees that should additional capital contributions be authorized hereunder in which capital contributions a Member does not participate and should a Supermajority in Interest of the Voting Members agree that any Member or Members making any such capital contributions should be entitled to receive additional Membership Units in exchange therefore, the Membership Interest of each Member who declines to participate in such capital contributions will be diluted as a result of such circumstances.

     6.4  Right to Raise Additional Capital.

          6.4.1 Issuance of Units. If at any time and from time to time a Supermajority in Interest of the Voting Members determines that additional funds are required by the Company for or in respect to its business for any of its obligations, expenses, costs, liabilities or expenditures, the Managers, upon receiving the written consent of a Supermajority in Interest of the Voting Members, may cause the Company to sell additional Membership Units and admit additional Members upon the terms and conditions and, for such prices as are agreed to by a Supermajority in Interest of the Voting Members. Any Person who acquires any Membership Units which have been offered in accordance with the provisions of this Section 6.4.1 may be admitted to the Company as a new Member (or if such Person is already a Member, his Membership Interest may be increased), and no further consent of such admission (or increase in an existing Member's Membership Interest) by the existing Members shall be required. By virtue of this provision, an existing Member's Membership Interest may be diluted upon the sale of such additional Membership Units, and each Member hereby consents to such dilution provided the conditions of this Section 6.4 have been satisfied.

          6.4.2 Additional Members. Except as provided under Section 6.4.1, no additional person or entity shall be entitled to acquire or obtain any Membership Units or otherwise be admitted as a Member of the Company except as otherwise specifically permitted under this Agreement.

     6.5 Loans to the Company. If at any time and from time to time additional funds are required by the Company for or in respect to its business or any of its obligations, expenses, costs, liabilities or expenditures, in lieu of raising such additional funds from any bank, savings and loan, or other financial institution or third party, the Company may obtain such loans in such amounts, upon such terms and conditions and from such Members as a Supermajority in Interest of the Members shall deem appropriate. No Member shall be required to make any loan to the Company hereunder unless otherwise agreed to in writing by such Member. Any loan to the Company by a Member shall not be a capital contribution to the Company, but shall be a debt due such Member in its capacity as a creditor of the Company. Such loan(s) may have such preference, priority or security position as may be permissible under law and as may be determined by a Supermajority in Interest of the Voting Members and as is acceptable to the Member advancing the same.

     6.6  Limits on Additional Capital Contributions and Loans.. Except as to
(i) the initial capital contributions required to be made by any Member to the Company as set forth in Section 6.1 of this Agreement, (ii) the required capital contributions required to be made by any Member to the Company as set forth in
Section 6.2 of this Agreement, (iii) any Member's obligation to pay the purchase price for any additional Membership Units purchased by such Member pursuant to
Section 6.3 or 6.4 hereunder, or (iv) any obligation to make any loan to the Company which has been agreed to in writing by any Member in accordance with
Section 6.5 hereof, no Member shall be required by any person or entity (including in the name or on behalf of the Company) to make any capital contributions or loan to the Company. This Section 6.6 shall inure to the benefit of each Member it being the parties intention that no other third party shall constitute a third party beneficiary of any provisions of this Agreement and that neither the Company, nor any Member or Members nor any other creditor, person or entity be entitled or empowered to require any Member to make additional capital contributions or loans to the Company for any purpose whatsoever.

     6.7. Maintenance of Capital Accounts. The Company shall establish and maintain a capital account for each Member according to Code Section 704(b) and the Regulations under such Code Section. A Member's capital account shall initially be the agreed value of the initial capital contributed by such Member and the Members agree that the value shall initially and pursuant to Section 6.1 be as follows:

          LaBarge                   $2,314,000
          Global                    $2,314,000

Each Member's capital account shall thereafter be credited with (i) the amount of the Member's additional cash contributions (if any), other than those required under Section 6.1, (ii) the agreed value of the Member's additional contributions of property or services (if any), other than those required under
Section 6.1, and (iii) the Member's share of Tax Profits excluding Built-in Gains and Built-in Losses, and shall be debited with (a) the amount of cash withdrawals and distributions, (b) the agreed value of property distributions and (c) the Member's share of Tax Losses excluding Built-in Gains and Built-in Losses. The provisions of this Section and the other applicable sections of this Agreement shall be construed in a manner consistent with Regulations Section 1.704(b)(2)(iv).

          6.7.1 Distributions of Property. On the distribution of Property to a Member, prior to reducing such Member's capital account by the fair market value of the Property hereunder, the capital accounts shall first be adjusted to reflect the allocation of the Built-in Gain or Built-in Losses inherent in such Property (that has not previously been reflected in the capital accounts) as though the Property were sold on the distribution date at its fair market value.

          6.7.2 Adjustments. Adjustments to the capital accounts hereunder shall be made with reference to the Federal tax treatment of the item giving rise to the adjustment at the Company level without regard to any elective tax treatment of such items at the Member level.

          6.7.3 Compliance with Treasury Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Regulations Section 1.704-l(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Members shall determine that it is prudent to modify the manner in which the capital accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or Members), are computed in order to comply with such Regulations, the Members may make such modifications as they deem reasonably necessary, provided that such modifications are not likely to have a material effect on the amounts distributable to any Member pursuant to this Agreement. The Members shall also make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-l(b).

                                   ARTICLE VII
                          ALLOCATIONS AND DISTRIBUTIONS

     7.1 Allocations of Tax Profits and Tax Losses. Except as may be required by Section 704(c) of the Code and exclusive of any allocations required under
Section 704(c), the allocations, Tax Profits and Tax Losses shall be allocated among the Members as follows:

          7.1.1 All Tax Losses shall be allocated among the Members in proportion to the "Members" respective Membership Interests.

          7.1.2 The first cumulative One Million Dollars ($1,000,000) of Tax Profits generated by the Company shall be allocated among the Members in proportion to the "Members" respective Membership Interests.

          7.1.3 All cumulative Tax Profits of the Company in excess of One Million Dollars ($1,000,000) shall be allocated, until such time as Global has been allocated the full Preferred Global Allocation Balance, as follows: (i) to
Global: the portion of the cumulative Tax Profits in excess of One Million Dollars ($1,000,000) equal to the Global Preference Percentage; and (ii) to
LaBarge: the remaining portion.

          7.1.4 From and after Global has been allocated the entire Preferred Global Allocation Balance in the manner provided under Section 7.1.3, all Tax Profits of the Company shall be allocated among the Members in proportion to the "Members" respective Membership Interests.

     7.2. Built-in Gains and Built-in Losses. Built-in Gains and Built-in Losses shall be allocated to the Members according to the principles of Code Section 704(c) and the regulations thereunder.

     7.3. Regulatory Allocations. At the end of each Fiscal Year and notwithstanding any other provision of this Article VII, the following special allocations shall be made for both capital account and for federal income tax purposes:

          7.3.1 Notwithstanding any other provision of this Agreement (except as provided in Section 7.3.2, if there is a net decrease in Minimum Gain (as defined below) for any Fiscal Year of the Company, each Member shall be allocated, on an equal basis, before any other allocation of Company items for such taxable year, a share of items of gross income and gain for such year (and, if necessary, for subsequent years) equal to such decrease. The income allocated pursuant to this Section 7.3.1 in any taxable year shall consist first of gains recognized from the disposition of property subject to one or more nonrecourse liabilities of the Company, and any remainder shall consist of an equal portion of other items of income or gain of the Company.

          7.3.2 The allocation otherwise required pursuant to Section 7.3.1 shall not apply to any Member to the extent that: (i) such Member's share of the net decrease in Minimum Gain is caused by a guarantee, refinancing or other change in any instrument evidencing a nonrecourse debt of the Company which causes such debt to become partially or wholly recourse debt or a Member nonrecourse debt (as defined below), and the Member owning such Membership Interest bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for such changed debt; (ii) such Member's share of the net decrease in Minimum Gain results from the repayment of a nonrecourse liability of the Company, which repayment is made using funds contributed by the Member owning such Ownership Interest to the capital of the Company; (iii) the Internal Revenue Service ("IRS"), pursuant to Regulations Section 1.704-2(f)(4), waives the requirement of such allocation in response to a request for such waiver made by the Company (which request the Company may make if approved by a Supermajority in Interest of the Voting Members); or (iv) additional exceptions to the requirement of such allocation are established by revenue rulings issued by the IRS pursuant to Regulations Section 1.704-2(f)(5), which exceptions apply to such Membership Interest of the Member owning the same, as determined by counsel to the Company.

          7.3.3 Notwithstanding any other provision of this Agreement, if a Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that causes or increases an excess deficit capital account balance with respect to such Member, items of the Company's gross income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such excess deficit capital account balance as quickly as possible.

          7.3.4 If at the end of any Fiscal Year, a Member has an excess deficit capital account balance, items of Company income or gain shall be allocated to such Member in an amount and manner sufficient to eliminate such excess deficit capital account balance as quickly as possible.

          7.3.5 For purposes of this Section 7.3, the following terms shall have the following meanings:


                "Minimum Gain" shall have the meaning given such term in Regulations Section 1.704-2, and shall generally mean the amount by which the nonrecourse liabilities secured by any Property of the Company exceed the adjusted tax basis of such Property as of the date of determination. A Member's share of Minimum Gain (and any net decrease thereof) at any time shall be determined in accordance with Regulations Section 1.704-2.

                "excess deficit capital account balance" of any Member shall be the capital account balance of such Member, adjusted as provided in the immediately following sentence, to the extent, if any, that such balance is a deficit (after adjustment).

     For purposes of determining the existence and amount of an excess deficit capital account balance, the capital account balance of a Member shall be adjusted by: (A) crediting thereto (1) that portion of any deficit capital account balance that such Member is required to restore under the terms of this Agreement, if any, and (2) the amount of such Member's share of Minimum Gain, including any "partner nonrecourse debt minimum gain" (as defined in Regulations Section 1.704-2(i)(2); and (B) charging thereto the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) that apply to such Member. The existence and amount of any excess deficit capital account balance at the end of any year shall be determined before any other allocations provided for in this Article VII for such year have been made.

          7.3.6 Notwithstanding any other provision of this Agreement, any expenditure described in Code Section 705(a)(2)(B), loss or deduction that is attributable to partner nonrecourse debt (as defined in Regulations Section 1.704-2(b)(4)) shall be allocated to those Members that bear the economic risk of loss for such partner nonrecourse debt, and among such Members as provided in Regulations Section 1.704-2(i). If there is a net decrease for a Fiscal Year in any partner nonrecourse debt minimum gain (as defined in Regulations Section 1.704-2(i)(2)), each Member with a share of such partner nonrecourse debt minimum gain as of the beginning of such year shall be allocated items of gross income and gain in the manner and to the extent provided in Regulations Section 1.704-2(i).

          7.3.7 The foregoing provisions of this Section 7.3 are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2 and shall be interpreted consistently with this intention. Any terms used in such provisions that are not specifically defined in this Agreement shall have the meaning, if any, given such terms in the Regulations cited above.

          7.3.8 If any allocation of gain, income, loss, expense or any other item is made pursuant to Section 7.3.1, 7.3.3, 7.3.4 or 7.3.6 of this Agreement (the "Regulatory Allocations") with respect to one or more Members (such Members being herein referred to as the "Deficit Members"), then the balance of such items for the current and all subsequent fiscal years shall be allocated among the Members other than the Deficit Members as if such items were allocated among all the Members (including the Deficit Members) without regard to the Regulatory Allocations, until the amount of such items that would have been allocated to the Deficit Members but for the Regulatory Allocations, equals the amount actually allocated to the Deficit Members pursuant to the Regulatory Allocations.

          7.3.9 Any depreciation recapture recognized pursuant to Code Sections 1245 and 1250 shall be allocated to the Members in the same proportions that the depreciation or cost recovery deductions giving rise to such recapture were allocated among such Members or their respective predecessors-in-interest.

          7.3.10 In the event that there is a determination that Code Section 483 or Code Section 1274 (both relating to imputed interest with respect to deferred payment sales of property) is applicable to any loans between the Company and a Member, or that any loan between a Member and the Company is subject to Code Section 7872 (relating to imputed interest with respect to below-market interest rate loans), any income or deduction attributable to interest on such a loan (whether stated or unstated) shall be allocated solely to such Member.

     7.4 Mechanics of Allocations. The Members have the authority to vary the allocations provided hereunder to the extent necessary to comply with federal income tax laws, so long as there is no material adverse effect on the amounts distributable to any holder of any

Membership Units. When the Company is dissolved and wound-up pursuant to this Agreement, all items of income, gain, loss and deduction not previously allocated shall be allocated to the Members pursuant to this Article. Whenever a share of the Company's Tax Profits, Tax Losses, or other tax items is credited or charged to the capital account of a Member, every item of income, gain, loss or deduction entering into the computation of such Tax Profits, Tax Losses or other item (or other relevant period) shall be considered either credited or charged as the case may be, and every item of credit or tax preference relating to Tax Profits, Tax Losses, or other tax item and applicable to the period during which such Tax Profits, Tax Losses or other item as realized shall be allocated to the applicable capital account in the same proportion. The methods set forth in this Article for allocations are hereby expressly consented to by each Member as an express condition to becoming a Member. Allocations made in this Article shall be made to each person or entity holding any Membership Units who or which has not been admitted as a Member hereunder to the same extent as such allocations would be made to a Member owning such Membership Units.

     7.5  Cash Distributions. The following shall apply to cash distributions:

          7.5.1 Quarterly Tax Distributions. On or before the last day of each of March, May, August, and December of each calendar year, the Company shall distribute and each Member shall be entitled to receive an amount of Distributable Cash equal to the product of (i) the highest combined effective Federal and State of Georgia income tax rate imposed on the ordinary income of an individual or a corporation (whichever is higher) multiplied by (ii) either
(a) with respect to the March and December payments, the Tax Profits, if any, allocable to such Member hereunder for the calendar quarter then ended or (b) with respect to the May and August payments, the estimated Tax Profits (based on actual results to date and anticipated future results), if any, anticipated as being allocable to such Member hereunder for the then current calendar quarter in which such date occurs. Notwithstanding the immediate preceding sentence, the Company shall not be required, except with the consent of a Supermajority in Interest in the Voting Members, to make such a distribution to the extent such distribution would require the that the Company borrow money or would result in either (i) during the first twelve (12) month period during which this Agreement remains in effect, the Cash and Cash Equivalents of the Company (including Reserves) being less than One Hundred Thousand Dollars ($100,000) or (ii) at any time after the first anniversary of the date of this Agreement, the Cash and Cash Equivalents of the Company (including Reserves) being less than Five Hundred Thousand Dollars ($500,000).

          7.5.2 Other Distributions. From time to time, but no less frequently than semi-annually, the Members shall determine to what extent, if any, the Company's Distributable Cash exceeds the current and anticipated needs, including, without limitation, needs for operating expenses, debt service, acquisitions, and Reserves, if any, plus amounts required to be distributed pursuant to Section 7.5.1. To the extent such excess exists, the Company shall make cash distributions to the Members in the manner hereinafter provided.

                (a) An aggregate amount equal to the difference between One Million Dollars ($1,000,000) less the aggregate distributions required under Section 7.5.1 above as made by the Company to all Members as of the date of the anticipated distribution hereunder shall be distributed to the Members in proportion to each Member's respective Membership Interest.

                (b) From and after the date on which the Company has made aggregate distributions to the Members under Section 7.5.2(a) of this Agreement of $1,000,000, the Company shall thereafter, until such time as Global has been allocated the full Preferred Global Distribution Balance, distribute all Distributable Cash available therefor as follows:
     (i) to Global: the portion of the Distributable Cash equal to the Global Preference Percentage; and (ii) to LaBarge: the remaining portion.

                (c) From and after the date on which the Company has made sufficient distributions to the Members under Section 7.5.2(b) of this Agreement such that Global has received its entire Preferred Global Distribution Balance, the Company shall thereafter distribute all Distributable Cash available therefor to the Members in proportion to each Member's respective Membership Interest in the Company.

          7.5.3 Timing. All distributions which shall be made in accordance with
Section 7.5.2 of this Article shall be distributed to the Members at such times as the Members determine pursuant to Section 4.4.10 to be advantageous and practical for the Company. That portion of any distribution of Distributable Cash which is allocable to any Membership Interest shall be made to the Member who owns the Membership Units giving rise to such Membership Interest on the day of the distribution.

          7.5.4 Fees; Reimbursements. Each Member shall be entitled to receive such compensation and such other fees in payment for all services rendered by such Member, in his, her or its capacity other than that of a Member, for and on behalf of the Company in such amount and at such time or times as a Supermajority in Interest of the Voting Members shall determine.

          7.5.5 Distributions Upon Dissolution. Notwithstanding anything herein to the contrary, upon the occurrence of an event of dissolution as provided in
Article XII hereof, cash distributions occurring in connection with such event of dissolution and thereafter shall be made in accordance with Article XII hereof.

          7.5.6 Distributions After the Fiscal Year End. The Members may, to the extent consistent with this Article, elect to have distributions made after the end of a Fiscal Year relate back to such Fiscal Year, provided, however, that any such distribution must be made within forty-five (45) days after the end of such Fiscal Year.

          7.5.7 Withholding. The Company shall be authorized to withhold from amounts to be distributed to any Member hereunder any withholding required by the Code or any provision of any statute or state or local tax law, and to pay such amounts to the Internal Revenue Service or other appropriate taxing authority. Any such amounts withheld shall be treated as having been distributed to such Member pursuant to this Article for all purposes of this Agreement.

          7.5.8 Consent to Distributions. The methods set forth in this Article for distributions are hereby expressly consented to by each Member as an express condition to becoming a Member. Distributions required to be made under this Article shall be made to each holder of any one or more Membership Units who has not been admitted as a Member of the Company under this Agreement to the same extent as such distributions would be made to a Member owning such Membership Units.

     7.6 Survival of Certain Distribution Rights. In the event Global shall withdraw from the Company for any reason prior to its receipt of the entire Preferred Global Distribution Balance and either (i) the Company is not dissolved as a result of such withdrawal or (ii) the

Company is thereafter or thereupon dissolved without Global participating in such dissolution as a Member of the Company, then Global shall remain entitled to receive payments from the Company and the Company shall remain obligated to make payments to Global totaling the unpaid Preferred Global Distribution Balance as of the date of Global's withdrawal (the "Withdrawal Date") all in the manner hereinafter provided. From and after the date on which the Company has made aggregate distributions to its Members totaling One Million Dollars ($1,000,000) and until such time as Global has received payments from the Company totaling the Preferred Global Distribution Balance, the Company shall make no distributions to its members unless any such distribution is accompanied by a payment to Global of an amount equal to "X" times the amount so distributed by the Company to its members. "X" shall equal the Global Preference Percentage as of the Withdrawal Date divided by (100% less such Global Preference Percentage). All payments made to Global hereunder shall be made to Global in its capacity other than that as a Member and as such, shall be deductible to the Company and included in the income of Global. It is all parties intention that the obligations of the Company to cause Global to receive the Preferred Global Distribution Balance survive Global's withdrawal from the Company.

                                  ARTICLE VIII
                                      TAXES

     8.1 Elections. A Supermajority in Interest of the Voting Members may make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company; provided, however, that a Majority in Interest of the Voting Members shall make any required elections and take any other steps required to cause the Company to be taxed as a partnership for Federal income tax purposes.

     8.2 Taxes of Taxing Jurisdictions. To the extent that the laws of any taxing jurisdiction require, each Member will submit an agreement indicating that the Member will make timely income tax payments to the taxing jurisdiction and that the Member accepts personal jurisdiction of the taxing jurisdiction with regard to the collection of income taxes attributable to the Member's income, and interest, and penalties assessed on such income. The Company may, where permitted by the rules of any taxing jurisdiction, file a composite, combined or aggregate tax return reflecting the income of the Company and pay the tax, interest and penalties of the Members on such income to the taxing jurisdiction, in which case the Company shall inform the Members of the amount of such tax interest and penalties so paid.

                                   ARTICLE IX
                        TRANSFER OF MEMBERSHIP INTERESTS

     9.1 Restrictions on Transfer. Except as otherwise specifically provided under this Article, no Member shall have the right to sell, dispose of, pledge, hypothecate, encumber or in any other manner transfer all or any part of his, her or its respective Membership Units (including Class A Membership Units and Class B Membership Units) or the Membership Interest represented thereby without the prior written consent of a Supermajority in Interest of the Voting Members. Any attempted disposition of all or any part of a Member's respective Membership Units (including Class A Membership Units or Class B Membership Units) or the Membership Interest represented thereby other than as specifically and expressly permitted in this Article or approved in writing by a Supermajority in Interest of the Voting Members shall be null and void ab initio and be of no effect whatsoever. Any disposition of any Membership Units for which the consent of a Supermajority in Interest of the Voting Members is obtained shall be effectuated only after compliance with all conditions contained in Section 9.5 hereof.

     9.2  Call Option.

          9.2.1 At any time from and after January 1, 2004 (but in no event prior thereto), should either Global or LaBarge (the "Initiating Member") desire to purchase all, but not less than all, of the Membership Units owned by the other of the aforenamed Members (the "Target Member"), the Initiating Member shall make a written offer (the "Offer") to the Target Member to purchase the Membership Units owned by the Target Member for the Market Value thereof. If at any time during the term of this Agreement, should either Global or LaBarge cease to be a Member of the Company upon the happening of any event set forth in
Section 11.1, and if LaBarge or Global, respectively, (also the "Initiating Member") then desires to purchase all, but not less than all, of the Membership Units owned by the other of the aforenamed Members (also the "Target Member"), the Initiating Member shall make a written offer (also an "Offer") to the Target Member to purchase the Membership Units owned by the Target Member for the Market Value thereof. Such Offer shall be irrevocable except as otherwise provided herein. During the thirty (30) day period from and after the date of the Target Member's receipt of such Offer, the Target Member and the Initiating Member shall discuss the determination of the Market Value of the Target Member's Membership Units in the Company. If during such thirty day period, the Target Member and the Initiating Member agree in writing upon the Market Value of the Target Member's Membership Units in the Company, then the Initiating Member shall purchase and the Target Member shall sell all Membership Units in the Company owned by the Target Member for the Market Value so determined all as provided hereunder. If during such thirty day period, the Target Member and the Initiating Member are unable to agree as to the Market Value of the Target Member's Membership Units, then the Market Value of each Membership Unit in the Company shall be determined in the manner and under the process provided under
Section 15.4.26 of this Agreement. Within ten (10) days from and after the final determination of the Market Value by means of any appraisal process provided under Section 15.4.26, the Target Member shall notify the Initiating Member of the Target Member's acceptance of the Initiating Member's Offer (in which event the Initiating Member shall purchase and the Target Member shall sell all Membership Units in the Company owned by the Target Member for the Market Value so determined under such appraisal process) or rejection of the Initiating Member's Offer. If the Target Member accepts the Initiating Member's Offer and the Market Value finally determined hereunder exceeds the Initial Proposed Value by more than ten percent (10%) of such Initial Proposed Value, then the Initiating Member shall be entitled to revoke the Offer whereupon such Offer and the process initiated under this Section 9.2 shall cease to continue or apply. If the Target Member rejects the Initiating Member's Offer, then within thirty
(30) days from and after the Initiating Member's receipt of such rejection, the Initiating Member and the Target Member shall meet at the principal office of the Company at which meeting each of them shall bid on the price such Member is willing to pay for the Membership Units owned by the other of them; provided, that in support of any bid made by any Member, such Member shall certify and provide reasonable evidence to the other that such Member has a sufficient source of funds to fulfill any bid so submitted. As a result of such bidding process, the Member bidding the highest price shall be entitled to purchase from the other, all Membership Units in the Company owned by such other Member for the price so bid all in the manner hereinafter provided.

          9.2.2 On the date which is thirty (30) days from and after the date on which it is finally determined as to which of the Initiating Member or the Target Member shall purchase the Membership Units owned by the other of them and the purchase price (the "Applicable Price") to be paid therefor all in accordance with Section 9.2.1 above (or such earlier date mutually agreed to between the Initiating Member and the Target Member), the Initiating Member and the Target Member shall meet (the "Closing") at the principal office of the Company at which

Closing (i) the purchasing Member shall deliver the Applicable Price to the selling Member in immediately available and good funds and (ii) the selling Member shall deliver all such instruments and documents as the purchasing Member reasonably requests so as to transfer and convey good right, title and interest in and to all Membership Units in the Company owned by the selling Member and the Membership Interest represented thereby to the purchasing Member free and clear of all liens and encumbrances of any nature whatsoever.

          9.2.3 No Initiating Member shall be entitled to exercise the right and entitlements provided under this Section 9.2 of this Agreement unless such Initiating Member also exercise those rights and entitlements provided under
Section 9.2 of the BusCall Agreement; it being the Members, intention that any disposition of all Membership Units in the Company by a Member under this
Section 9.2 be accompanied by a similar disposition of all of such Member's membership units in BusCall pursuant to Section 9.2 of the BusCall Agreement.

          9.2.4 In the event any Member invokes the application of the provisions contained under this Section 9.2 on three (3) separate occasions with the result being such Member's revocation of the Offer made by such Member as permitted hereunder on each of said three occasions, such Member shall thereafter have no right or entitlement to invoke any further application of this Section 9.2.

     9.3 Successors in Interest. Each Member shall be entitled to cause its Membership Units in the Company to be transferred and assigned to such Member's Successor in Interest or to any wholly owned subsidiary of such Member without obtaining the consent of the Company or any other Voting Members provided, that as a condition to such transfer and assignment, (i) all conditions imposed under
Section 9.5 shall be satisfied, (ii) there shall be no increase in the liability and or responsibility of the Company or any other Member as a result of such transfer and assignment, and (iii) either (y) the transferring or assigning Member shall remain jointly and severally liable with the transferee or assignee for the performance of all obligations and responsibilities of the transferee or assignee under this Agreement, or (x) the transferee or assignee shall have shareholders' or owners' equity at least equal to that of the transferring or assigning Member after giving effect to such transfer or assignment.

     9.4 Assignment of Economic Rights. Each Member shall be entitled to voluntarily assign solely such Member's right to receive any distributions under this Agreement to such persons or entities selected by such Member provided, that as a condition to such transfer and assignment, there shall be no increase in the liability and or responsibility of the Company or any other Member as a result of such assignment or any other requirements or conditions imposed upon the Company to make any distributions hereunder. In the event of any Member's assignment of such Member's right to receive distributions hereunder, no assignee of any such rights shall thereafter be entitled to exercise any applicable voting rights, if any, or participate in any management decisions with respect to the Company or its operations

     9.5 Conditions for Transfer. Notwithstanding anything contained herein to the contrary, no transferee, purchaser or recipient of any Membership Units in the Company will become a Member of the Company unless and until all of the following conditions are satisfied; provided, that all or any number of the following conditions may be waived in writing by a Supermajority in Interest of the Voting Members:

               (i) the transferring Member (or such Member's legal representative) must have executed a written instrument of transfer of such Member's Membership Units in form and substance reasonably satisfactory to a Supermajority in Interest of the Voting Members;

               (ii) the transferee must have executed a written agreement, in form and substance reasonably satisfactory to a Supermajority in Interest of the Voting Members including the transferring Member (or such transferring Member's legal representative), to assume all of the duties and obligations of the transferring Member under this Agreement, as well as the BusCall Agreement, Purchase Agreement, Manufacturing Agreement, Technology Agreement and Assignment Agreements, and to be bound by and subject to all of the terms and conditions of such agreements as applicable to the transferring Member or the transferring Member's Membership Units so transferred;

               (iii) the transferring Member (or such transferring Member's legal representative) and the transferee must have executed a written agreement, in form and substance reasonably satisfactory to a Supermajority in Interest of the Voting Members, to indemnify and hold the Company and all Members harmless from and against any loss or liability attributable to any change in the tax status of the Company resulting from the transfer;

               (iv) upon request by any of the Voting Members, the transferring Member (or such transferring Member's legal representative) and the transferee must have delivered to the Company a written opinion of counsel for the Company or of other counsel reasonably satisfactory to a Supermajority in Interest of the Voting Members (which opinion shall be obtained at the expense of the transferring Member and the transferee) that such transfer will not result in (i) a violation of applicable law (including applicable securities laws) or this Agreement, (ii) the Company being classified as an association or other entity taxable as a corporation for any federal, state, local or other income tax purpose, or (iii) the Company being deemed terminated pursuant to Code Section 708 or any comparable future section of the Code.

          A transferee who does not become a substituted Member will be entitled to receive only that portion of the distributions or allocations to which the transferring Member would otherwise be entitled with respect to the Membership Units which are the subject of such transfer. If the requirements set forth in
Section 9.5(i) through (iv) are not satisfied, then the proposed transferee shall have no right to vote any Class A Membership Units, if any, so transferred on any question relating to the Company, to otherwise participate in the management of the business and affairs of the Company, to otherwise exercise any right, power, privilege, or other incident of ownership regarding any proposed transferred Membership Units, or to become a Member but rather, the transferee shall merely be the holder of said Membership Units.

     9.6 Retroactive Allocations. No new Member of the Company shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Managers may, at their option, at the time a new member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which such new Member was admitted in accordance with the provisions of 706(d) of the Code and the Treasury Regulations promulgated thereunder. No person or entity shall be admitted as a transferee until all of the requirements set forth in Section 9.5(i) through (iv) are satisfied.

     9.7  Redemption of Class B Units. [RESERVED]

                                    ARTICLE X
                                    DISPUTES

     10.1 Dispute Resolution. Upon the occurrence of the initial Deadlock Event, resolution of such Deadlock Event including all undertakings of the Company in connection therewith shall be decided by Global whereupon the Company shall undertake all actions required by Global in connection therewith. Resolution of the second Deadlock Event occurring hereunder including all undertakings of the Company in connection therewith shall be decided by LaBarge whereupon the Company shall undertake all actions required by LaBarge in connection therewith. Thereafter, resolution of each subsequent Deadlock Event shall be decided on a rotating basis by whichever of Global or LaBarge did not decide the last previously occurring Deadlock Event.

     10.2 Major Disputes. All parties acknowledge and agree that the provisions contained under Section 10.1 shall apply only as to the resolution of Deadlock Events and that any disputes arising between the parties with regard to any matter or thing which does not constitute a Deadlock Event shall not be subject to resolution under Section 10.1 but rather, may only be resolved by the agreement of the requisite number of Voting Members required under this Agreement or by means of the disputing parties resort to all available legal or equitable remedies.

                                   ARTICLE XI
                            DISSOCIATION OF A MEMBER

     11.1 Dissociation. A Member shall cease to be a Member of the Company upon the happening of any of the following events (a "Dissociation"):

          11.1.1 The attempted transfer (other than as permitted under this Agreement) of any portion of a Member's Membership Units or the Membership Interest represented thereby; or

          11.1.2 The withdrawal of the Member in the exercise of such Member's statutory withdrawal right; or

          11.1.3 The bankruptcy of the Member; or

          11.1.4 In the case of a Member that is a limited liability company or other separate organization other than a corporation, the dissolution and commencement of winding up of the Member; or

          11.1.5 In the case of a Member that is a corporation, the filing of articles of dissolution for the corporation or the revocation of its charter (except an involuntary administrative dissolution if the corporation is promptly reinstated after notice thereof, provided that applicable state law treats the reinstatement as relating back to and effective as of the effective date of the administrative dissolution); or

          11.1.6 A successful claim by any person of a right to all or any portion of the Member's Membership Units or the Membership Interest represented thereby on the basis that such interest has been transferred to such claimant by operation of law or otherwise, except pursuant to a transfer permitted under this Agreement.

     11.2 Rights of Dissociated Member. In the event of the Dissociation of any Member (a "Dissociated Member"):

          11.2.1 If the Dissociation is followed by the winding up of the Company, the Dissociated Member shall be entitled to participate financially in the winding up of the Company to the same extent as any other Member except that, if the Dissociation is in violation of this Agreement, any distributions to which the Dissociated Member would have been entitled shall be reduced by the damages sustained by the Company as a result of the dissolution and winding up; or

          11.2.2 If the Dissociation is not followed by the winding up of the Company, the Dissociated Member shall have only the right to receive the allocations of profits or losses and the distributions payable with respect to the Dissociated Member's interest.

                                  ARTICLE XII
                           DISSOLUTION AND WINDING UP

     12.1 Dissolution. The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events (which, unless the Members agree to continue the business as provided below, shall constitute "Dissolution Events"):

          12.1.1 The expiration of the term set forth in Section 1.5, unless the business of the Company is continued with the consent of a Majority in Interest of the Voting Members;

          12.1.2 The written consent of a Supermajority in Interest of the Voting Members; and

          12.1.3 The Dissociation of any Member, unless within 90 days after the Dissociation the remaining Members elect to continue the business of the Company.

     12.2 Effect of Dissolution. Upon dissolution, the Company shall cease all business except that incident to the winding up of its affairs, but the Company shall not be terminated, but shall continue in existence until the winding up of its affairs is completed and a Certificate of Dissolution has been issued by the Secretary of State of Georgia. A Majority in Interest of the Board of Managers as of the date of the Dissolution Event shall have full authority over all matters related to the winding up of the Company.

     12.3 Distribution of Assets on Dissolution. Upon dissolution of the Company for any reason, the Company shall promptly commence to wind-up its affairs. A reasonable period of time will be allowed for the orderly termination of the Company's business, the discharge of its liabilities and the distribution or liquidation of its remaining Property so as to enable the Company to minimize the normal losses attendant to the liquidation process. The Managers will cause a full accounting of the assets and liabilities of the Company as of the date of dissolution to be taken and a written statement thereof will be furnished to each Member within sixty (60) days after such date. Such accounting and statement will be prepared under the direction of the Managers or, if the Managers so determine, by a liquidating trustee selected by a Majority in Interest of the Managers. In winding up the affairs of the Company, a Majority in Interest of the Managers shall undertake the following:

          12.3.1 Sell or otherwise liquidate all of the Company's Property as promptly as practicable (except to the extent a Majority in Interest of the Managers may determine or be required hereunder to distribute any Property in kind to the Members); provided, that except in the case of a liquidation of the Company by reason of the bankruptcy or insolvency of Global, the Managers shall not be authorized to sell or otherwise liquidate the Company's interest, if any, in or to the License Agreement, the Technology or the Intellectual Property;

          12.3.2 Subject to Section 12.3.5 below, allocate any profit or loss resulting from such sales to the Members in accordance with Article IX hereof;

          12.3.3 Discharge all liabilities of the Company, including liabilities to Members who are creditors, in the order of priority and to the extent otherwise permitted by law, other than liabilities to Members for distributions;

          12.3.4 Establish such Reserves as the Managers deem to be reasonably necessary;

          12.3.5 Distribute the remaining Property in the following order:

                 (i) First, distribute to the Members an aggregate amount equal to the difference between One Million Dollars ($1,000,000) less the aggregate distributions made under Sections 7.5.1 and 7.5.2(a) as made by the Company in proportion to each Member's respective Membership Interest.

                 (ii) Then, to Global in an amount equal to Global's Preferred Global Distribution Balance immediately prior to the distribution; and

                 (iii) If any Property of the Company (including the License Agreement, the Technology or the Intellectual Property) is to be distributed in kind, the Appraised Value (net of any liability secured by such Property that the Member receiving the Property is considered to assume or take subject to under Code Section 752) of such Property as of the date of dissolution shall be determined in the manner provided under Section 15.4.3 of this Agreement. Such Property shall be deemed to have been sold as of the date of dissolution for its Appraised Value and the capital accounts of the Members shall be adjusted pursuant to the provisions of this Agreement to reflect such deemed sale.

                 (iv) In the event of a liquidation of the Company by reason other than the bankruptcy or insolvency of Global and except as otherwise agreed to by Global (with Global having the right to unilaterally decline to receive the Company's interest, if any, in the License Agreement, the Technology, and the Intellectual Property hereunder), the Managers shall distribute all of the Company's right, title and interest in and to the Intellectual Property, the Technology, and the License Agreement (if any) to Global; provided, that in making such in kind distribution, the Appraised Value of such Intellectual Property, the Technology, and the License Agreement so distributed shall be deemed to have been distributed to Global and charged against any amounts which Global is entitled to receive (after giving affect to the provisions contained in Sections 12.3.5 above) as a result of the liquidation of the Company hereunder; provided, further, that should the amount charged to Global in connection with the distribution by the Company of its interest in the Intellectual Property, the Technology or the License Agreement to Global hereunder exceed the amount to which Global is entitled to receive as a result of the dissolution of the Company, then (a) Global shall receive the Company's interest in the License Agreement, the Intellectual Property and the Technology in complete satisfaction of all dissolution distributions due it hereunder and
          (ii) Global shall make a cash payment equal to such excess to the Company with the Company thereafter distributing such cash payment to all other Members hereunder other than Global in proportion to their respective and relative rights to participate in such liquidation distribution hereunder.

                 (v) The positive balance (if any) of each Member's remaining capital account (as determined after taking into account all capital account adjustments for the Company's taxable year during which the liquidation occurs) shall be distributed to the Members, either in cash or in kind, as determined by the Managers, with any Property distributed in kind being valued for this purpose at its Appraised Value. Any such distributions to the Members in respect of their capital accounts shall be made in accordance with the time requirements set forth in Section 1.704-1(b)(2)(ii)(b)(2) of the Treasury Regulations.

                 (vi) All remaining Property shall go and be distributed to all Members in proportion to their respective Membership Interests as determined on the date of such liquidation and distribution.

     12.4 Completion of Winding Up; Certificate of Dissolution. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members. Upon the completion of winding up of the Company, a Certificate of Dissolution shall be delivered to the Secretary of State of Georgia for filing. The Certificate of Dissolution shall set forth the information required by the Act.

     12.5 Further Assurances. The Members shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its Property.

                                  ARTICLE XIII
                                 INDEMNIFICATION

     13.1 Indemnification of Members, Managers and Officers. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including but not limited to an action by or in the right of the Company, by reason of the fact that such person is or was a Member, Manager or officer of the Company, or is or was serving at the request of the Company as a manager, director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     13.2 Discretionary Indemnification of Employees. A Majority in Interest of the Voting Members may extend, on a case-by-case basis, the indemnification provided in this Article to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was an employee or agent of the Company other than a Member, Manager or officer of the Company.

     13.3 Determination of Indemnitee's Compliance with Standard of Conduct. Any indemnification under this Article, unless ordered by a court, shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Member, Manager, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this Article. The determination shall be made by a Majority in Interest of the Voting Members.

     13.4 Advance Payment of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of the action, suit or proceeding as authorized by a Majority in Interest of the Voting Members in the specific case upon receipt of an undertaking by or on behalf of the Member, Manager, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in this Article.

     13.5 Non-Exclusivity; Survival of Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any other provision of law, the Agreement, or any other agreement, vote of Voting Members or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Member, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person; provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

     13.6 Insurance on Indemnitees. In order to satisfy its obligations hereunder, the Company may purchase and maintain insurance on behalf of any person who is or was a Member, Manager, officer, employee or agent of the Company and who is indemnified against liabilities under the provisions of this Article.

     13.7 Interpretation. For the purpose of this Article, references to "the Company" include all constituent entities absorbed in a consolidation or merger as well as the Company, so that any person who is or was a manager, director, officer, employee or agent of such a constituent entity or is or was serving at the request of such constituent entity as a manager, director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the Company as such person would if he or she had served the Company in the same capacity. For purposes of this Article, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and the term "serving at the request of the Company" shall include any service as a Member, Manager, officer, employee or agent of the Company which imposes duties on, or involves services by, such Member, Manager, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Article.

                                   ARTICLE XIV
                                SPECIAL COVENANTS

     14.1 Conflicting Interest Transactions. A Supermajority in Interest of the Voting Members are hereby authorized to approve any "conflicting interest transaction" in the manner and to the extent provided for in Section 14-11-307 of the Act, as the same may be amended from time to time, and any successor provisions thereto. In particular, all Members hereby acknowledge and approve of the Company's execution and performance of each of the Assignment Agreements, the License Agreement, the Manufacturing Agreement and the Technology Agreement.

     14.2 Managers and Members Shall Have No Exclusive Duty To Company. A Manager or a Member may have other business interests and may engage in other activities in addition to those relating to the Company. Neither the Company nor any Member shall have any right, by virtue of this Agreement, to share or participate in such other activities or investments of a Member or Manager or the income or proceeds derived therefrom. Neither a Member nor a Manager shall incur any liability to the Company or to any of the Members as a result of engaging in any other business.

                                   ARTICLE XV
                            MISCELLANEOUS PROVISIONS


     15.1 No Partnership Intended, Except for Tax Purposes. The Members have formed the Company under the Act, and expressly do not intend hereby to form a partnership under any applicable laws of any applicable jurisdictions. The Members do not intend to be partners one to another, or partners as to any third party. To the extent any Member, by work or action, represents to another person that any other Member is a partner or that the Company is a partnership, the Member making such wrongful representation shall be liable to any other Member who incurs personal liability by reason of such wrongful representation. The Members, however, expressly intend to have the Company treated as a partnership under the Code.

     15.2 Rights of Creditors and Third Parties under Agreement. The Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and assignees. The Agreement is expressly not intended for the benefit of any creditor of the Company or any other person. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under the Agreement or any agreement between the Company and any Member with respect to any capital contribution or otherwise.

     15.3 Miscellaneous Provisions.

          15.3.1 Entire Agreement. This Agreement together with the BusCall Agreement, the Assignment Agreements, the Manufacturing Agreement, the License Agreement, the Technology Agreement and the Purchase Agreement constitutes the entire agreement between the parties and supersedes any prior understanding or agreement among them respecting the subject matter hereof or thereof.

          15.3.2 Application of Georgia Law. This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Georgia, and specifically the Act.

          15.3.3 Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and the neuter genders and vice versa.

          15.3.4 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

          15.3.5 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

          15.3.6. Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right not to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

          15.3.7 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

          15.3.8 Heirs, Successors and Assigns. Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns. Except as permitted under Article IX no party shall assign its rights, entitlements, duties or obligations hereunder.

          15.3.9 Counterparts; Copies. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. One or more copies of this Agreement may be executed but it shall not be necessary, in making proof of the existence of this Agreement, to provide more than one original copy.

          15.3.10 Amendments. Any amendment to this Agreement shall be made in writing and signed by all Members or their respective attorneys-in-fact.

          15.3.11 Notices. Whenever this Agreement requires notice to be given to any Member or Manager, the notice may be given by mail, in person by courier delivery, or by overnight delivery. All notices required hereunder shall be addressed and sent to the Member or Manager at his or her last known mailing address as it appears on the books of the Company. Any such written notice shall for all purposes of this Agreement be deemed as being delivered hereunder (i) if mailed, three (3) days after being deposited with the United States Postal Service, postage prepaid and designated as certified with return receipt requested, and properly addressed to the addressee, (ii) if sent via overnight delivery, one (1) day after being deposited with a nationally recognized next day delivery service with all delivery fees prepaid or (iii) if personally delivered, when so delivered. Any party may change the address located within the United States at which such party is to receive notice hereunder by delivery of notice of such change of address to the Company in accordance with this Section 15.3.11. Any party's failure or refusal to accept any notice or the inability to deliver notice to any address last reflected on the books and records of the Company shall constitute delivery of such notice to the party to whom addressed.

          15.3.12 No Engagement of Services. Nothing contained in this Agreement shall be construed to constitute or be evidence of an implied agreement or understanding on the part of the Company, to employ, engage or retain any Member or Member's services for any specific period of time, except as expressly agreed to in writing.

          15.3.13 Representations and Warranties. Each party hereto hereby represents and warrants to the other parties that (i) the entering into by him, her or it of this Agreement, and the consummation by him, her or it of the transactions contemplated hereby, does not and shall not violate any agreement (whether express, implied or by operation of law) with any other person to which he, she or it is a party or subject, and, (ii) this Agreement is binding upon him, her or it pursuant to the laws of its domicile.

          15.3.14 Force Majeure. Performance by any party under this Agreement shall be excused for a period of three (3) months if such non-performance is attributable to fires, strikes, riots, explosions, power blackouts, wars, labor disputes, government requirements, civil or military authorities, acts of God or the public enemy, outside vendors or transportation facilities, acts or omissions of carriers or other causes beyond the control of the parties, whether or not similar to the foregoing conditions. Upon the occurrence of a force majeure circumstance, the party to the occurrence will immediately notify and advise the other parties in writing.

     15.4 Definitions. For purposes of this Agreement, unless the context clearly indicates otherwise, capitalized words or phrases are (unless otherwise defined in this Agreement) defined as follows:

          15.4.1 "Advance Notification System" shall have the meaning provided under the Purchase Agreement.

          15.4.2 "Affiliate" shall have the meaning provided under the Purchase Agreement. For purposes of this Agreement, the Company, BusCall, Global and LaBarge shall not be deemed "Affiliates" of each other.

          15.4.3 "Appraised Value" means with respect to any particular Company asset as of any particular date the fair market value of such asset as mutually agreed to in writing by a Majority in Interest of the Voting Members. If no such agreement is reached within fifteen (15) days from and after the request of any Voting Member that the Appraised Value of any asset be so agreed, then the Appraised Value of such asset shall be the fair market value thereof as determined by a duly qualified appraiser having a minimum of five (5) years experience in making similar appraisals (a "Qualified Appraiser") as selected by a Majority in Interest of the Voting Members; provided that if a Majority in Interest of the Voting Members are unable to agree as to one Qualified Appraiser, then Global shall select one Qualified Appraiser, LaBarge shall select one Qualified Appraiser, and the two Qualified Appraisers so selected shall appoint one additional Qualified Appraiser whereupon each Qualified Appraiser so appointed hereunder shall prepare and deliver to each party seeking such determination a written appraisal of the fair market value of the particular Company Asset for which such Appraised Value is being determined and such Appraised Value shall thereafter be conclusively determined as the average of the two (2) written appraisals closest in value. Global shall be responsible for all costs incurred in connection with any Qualified Appraiser selected by Global, LaBarge shall be responsible for all costs incurred in connection with any Qualified Appraiser selected by LaBarge, and the Company shall be responsible for all costs incurred in connection with any Qualified Appraiser selected by either a Majority in Interest of the Voting Members or any third Qualified Appraiser selected by the two Qualified Appraisers selected by each of Global and LaBarge. Any determinations as to the value of any particular Company asset made pursuant to this Agreement by any Qualified Appraiser(s) shall be absolute, final and binding upon all of the parties hereto and shall not be subject to arbitration, appeal or change.

          15.4.4 "Assignment Agreements" shall have the meaning provided under the Purchase Agreement.

          15.4.5 "Built-in Gains" means allocations, pursuant to Code Section 704(c), taken into account in determining Tax Profits or Tax Losses, to the extent such allocations are attributable to the excess of the agreed value over the tax basis of property contributed to the Company.

          15.4.6 "Built-in Losses" means allocations pursuant to Code Section 704(c), taken into account in determining Tax Profits and Tax Losses, to the extent such allocations are attributable to the excess of the tax basis over the agreed value of property contributed to the Company.

          15.4.7 "BusCall" shall mean BusCall Properties, LLC, a Georgia limited liability company.

          15.4.8 "BusCall Agreement" means that certain Operating Agreement for BusCall of even date herewith among BusCall, Global and LaBarge, as the same may be amended or restated from time to time.

          15.4.9 "Cash and Cash Equivalents" means all cash available to the Company from all sources whatsoever including without limitation, any capital contributions made to the Company from its Members, all Reserves and all available borrowings or undrawn lines of credit available to the Company which borrowings or lines of credit have been approved by a Majority in Interest of the Voting Members in their respective sole discretions.

          15.4.10 "Class A Membership Units" means those Membership Units issued by the Company being designated as such under this Agreement and having those respective rights and entitlements provided and being subject to those respective restrictions imposed under this Agreement.

          15.4.11 "Class B Membership Units" means those Membership Units issued by the Company being designated as such under this Agreement and having those respective rights and entitlements provided and being subject to those respective restrictions imposed under this Agreement.

          15.4.12 "Code" and "Regulations" mean, respectively, the Internal Revenue Code of 1986, and the regulations promulgated thereunder, in either case as amended from time to time. A reference to a Section of the Code shall refer to the corresponding provision of any successor law. the Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified), and any successor thereto. Any reference to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of succeeding law.

          15.4.13 "Company" means NotiCom International, LLC, a Georgia limited liability company.

          15.4.14 "Deadlock Event" means the inability of a sufficient number of the Voting Members to reach agreement with respect to any of the matters concerning the operations of the Company, involving an amount of more than $10,000, and which requires the consent of such number of the Voting Members which inability continues for a period of 45 calendar days following the date on which a written proposal for any such action is given by one Member to the other Members. If at the end of such 45 day period no agreement is reached, then any Member may give notice to the other of the occurrence of such Deadlock Event which notice shall be deemed to have been given when personally delivered or on the date such notice is mailed by registered or certified mail, return receipt requested, addressed to the recipient Member's address of record as reflected on the books of the Company.

          15.4.15 "Development Services" means software and hardware development services rendered, obtained, paid for or provided by LaBarge for, in the name, and on behalf of the Company all of which Development Services shall inure to the sole and exclusive benefit of the Company and all of which shall be valued in the manner and methodology described in Exhibit A which is made a part of this Agreement.

          15.4.16 "Distributable Cash" means for any Fiscal Year means all cash, revenues. proceeds and other funds received by the Company from its operations including without limitation those received from the sale or disposition of all or any part of the Company's Property (as hereinafter defined) and all debt proceeds received under financing secured by all or any part of the Company's Property, but excluding any and all capital contributions made to the Company by its members less the sum of the following to the extent paid or set aside by the
Company: (i) all principal and interest payments on indebtedness of the Company and all other sums due or paid to lenders of the Company; (ii) all cash expenditures (including expenditures for taxes, fees [including those fees paid to the Members other than in their capacities as Members of the Company hereunder], maintenance, capital improvements and other similar operating costs) incurred incident to the normal organization and operation of the Company's business; (iii) such reserves as the Managers deem reasonably necessary for the proper operation of the Company's business. Depreciation and other non-cash charges and distributions to Members shall not be considered in determining Distributable Cash. Any available cash in reduction of any capital reserve not considered a return of capital shall be considered Distributable Cash.

          15.4.17 "Fair Value" with respect to any particular Membership Units as of any particular date shall mean the fair market value (the "Fair Value") of such Membership Units as of such date as mutually agreed to in writing by the Members who are making a mandatory capital call pursuant to Section 6.2, ("Non-Defaulting Members"), and the Members who are defaulting in the making of such capital call ("Defaulting Members"). In the event the Non-Defaulting Members and the Defaulting Members are unable to agree as to the Fair Value of such Membership Interests, then the Non-Defaulting Members shall select and engage an appraiser having a minimum of five (5) years experience in making similar appraisals (a "Qualified Appraiser") which Qualified Appraiser shall determine the Fair Value of each Membership Unit in the Company and shall simultaneously provide a written appraisal report to both the Non-Defaulting Members and the Defaulting Members disclosing and supporting the Fair Value so determined. The Fair Value of any Membership Units as determined hereunder shall be conclusive as to all parties hereto. In determining the Fair Value of any Membership Units in the Company, the Qualified Appraisers shall not take into consideration either (i) any amounts owed by any Member to any other Member or the Company hereunder in connection with such Member's acquisition of any Membership Units or any assets acquired or utilized by the Company in conducting its business operations hereunder or (ii) any unpaid distributions owed or thereafter becoming owed by the Company to any Member. The Company shall pay all costs associated with the engagement of the Qualified Appraiser determining the Fair Value. Any determinations as to the value of any Membership Units made pursuant to this Agreement by any Qualified Appraiser(s) shall be absolute, final and binding upon all of the parties hereto and shall not be subject to arbitration, appeal or change.

     Notwithstanding the above, in the event that Fair Value has been determined as set forth above within one year prior to the default of a Member in its obligation to make a capital contribution pursuant to Section 6.2, then Fair Value shall be the value determined pursuant to such appraisal adjusted as follows: With respect to the period between the effective date of the appraisal and the date immediately before the capital contribution of the Nondefaulting Member, the quotient of (i) the sum of all contributions to the capital of the Company increased by Tax Profits, excluding Built-in Gains, Built-in Losses, and two-thirds the cumulative Tax Profits allocable to Global under Section 7.1.3, and decreased by (i) Tax Losses, excluding Built-in Gains and Built-in Losses, and (ii) distributions under Section 7.5 and 7.6 other than distributions to Global of the Preferred Global Distribution Balance divided by (2) the aggregate number of Membership Units outstanding immediately before the capital contribution was made by the Nondefaulting Member.

          15.4.18 "Field" shall have the meaning provided such term under the Purchase Agreement.

          15.4.19 "Fiscal Year" means the Company's fiscal year, which shall be the year ending December 31; provided, however, that the parties shall apply to the U.S. Department of Treasury for a fiscal year which is the same as the fiscal year of LaBarge which, if approved, shall be the fiscal year of the Company.

          15.4.20 "Global Preference Percentage" shall be the sum of the following: (i) 50%; and (ii) the percentage determined by dividing Global's capital account by twice the total of all Members' capital accounts. Pursuant to such formula, the initial Global Preference Percentage is 75%.

          15.4.21 "Intellectual Property" shall have the meaning provided such term under the Purchase Agreement.

          15.4.22 "License Agreement" shall have the meaning provided such term under the Purchase Agreement.

          15.4.23 "Majority in Interest" means (i) as it applies to Members, those Members owning more than fifty (50%) percent of all issued and outstanding Class A Membership Units of the Company and (ii) as it applies to Managers, those Managers constituting a majority of all persons then serving as Managers or those members of the Board of Managers constituting a majority of all persons then serving on the Board of Managers hereunder.

          15.4.24 "Managers" means any entities or persons who shall be appointed or become a manager or a member of the board of managers of the Company pursuant to the applicable provisions of this Agreement.

          15.4.25 "Manufacturing Agreement" shall have the meaning provided such term under the Purchase Agreement.

          15.4.26 "Market Value" with respect to any particular Membership Units as of any particular date shall mean the fair market value of such Membership Units as of such date as mutually agreed to in writing by the Members who are potentially disposing of such Membership Units (the "Selling Members") and the Members who are potentially acquiring such Membership Units (the "Acquiring Members"). In the event the Selling Members and the Acquiring Members are unable to agree as to the Market Value of such Membership Interests, then the Acquiring Members shall select and engage an appraiser having a minimum of five (5) years experience in making similar appraisals (a "Qualified Appraiser") which Qualified Appraiser shall determine the fair market value (the "Initial Proposed Value") of each Membership Unit in the Company and shall simultaneously provide a written appraisal report to both the Selling Members and the Acquiring Members disclosing and supporting the Initial Proposed Value so determined hereunder. If within ten (10) days after the Selling Members receive such appraisal report the Selling Members fail to notify the Acquiring Members as to the Selling Members' disagreement with the Initial Proposed Value, then the Market Value of each Membership Unit shall be the Initial Proposed Value. If within ten (10) days after the Selling Members' receipt of such written appraisal report, the Selling Members notify the Acquiring Members that they disagree with the Initial Proposed Value, then the Selling Members shall select and engage a Qualified Appraiser which Qualified Appraiser shall determine the fair market value (the "Second Proposed Value") of each Membership Unit in the Company and shall simultaneously provide a written appraisal report to both the Selling Members and the Acquiring Members disclosing and supporting the Second Proposed Value so determined hereunder. If the Second Proposed Value does not exceed the Initial Proposed Value by more than ten percent (10%) of the Initial Proposed Value, then the Market Value of each Membership Unit shall equal the average of the Initial Proposed Value and the Second Proposed Value. If the Second Proposed Value exceeds the Initial Proposed Value by more than ten percent (10%) of the Initial Proposed Value, then the two Qualified Appraisers previously selected shall select a third Qualified Appraiser who shall determine the fair market value (the "Third Proposed Value") of each Membership Unit in the Company and shall simultaneously provide a written appraisal report to both the Selling Members and the Acquiring Members disclosing and supporting the Third Proposed Value so determined hereunder. In the event a third Qualified Appraiser is selected hereunder, then the Market Value of each Membership Unit in the Company shall equal the average of the two of the Initial Proposed Value, the Second Proposed Value, and the Third Proposed Value which are closest in amount. The Market Value of any Membership Units as determined hereunder shall be conclusive as to all parties hereto. In determining the fair market value of any Membership Units in the Company, the Qualified Appraisers shall not take into consideration either (i) any amounts owed by any Member to any other Member or the Company hereunder in connection with such Member's acquisition of any Membership Units or any assets acquired or utilized by the Company in conducting its business operations hereunder or (ii) any unpaid distributions owed or thereafter becoming owed by the Company to any Member. The Acquiring Members shall pay all costs associated with the engagement of the Qualified Appraiser determining the Initial Proposed Value, the Selling Members shall pay all costs associated with the engagement of the Qualified Appraiser determining the Second Proposed Value, and each of the Selling Members and the Acquiring Members shall pay one-half (1/2) of all costs associated with the engagement of the Qualified Appraiser determining the Third Proposed Value; provided, that should the Acquiring Members fail to acquire the Membership Units subject to appraisal hereunder by reason of the Acquiring Member's withdrawal from the acquisition process initiated by the Acquiring Members under this Agreement, then all costs associated with the engagement of all Qualified Appraisers hereunder shall be paid by the Acquiring Members. Any determinations as to the value of any Membership Units made pursuant to this Agreement by any Qualified Appraiser(s) shall be absolute, final and binding upon all of the parties hereto and shall not be subject to arbitration, appeal or change.

          15.4.27 "Member" means each of Global, LaBarge and each other person or entity who both hereafter owns any Membership Units in the Company and is admitted to the Company as a Member all as provided in this Agreement.

          15.4.28 "Membership Interest" means with respect to one or more Members as of any particular date the total number of Membership Units (including Class A Membership Units and Class B Membership) owned by such Member or Members expressed as a percentage or fraction of the total number of Membership Units (including Class A Membership Units and Class B Membership Units) then issued and outstanding in the Company all determined as of such date.

          15.4.29 "Membership Units" means all ownership interests in the Company issued by the Company (including without limitation all Class A Membership Units and Class B Membership Units) and all incidental rights attendant to such ownership interests bestowed upon the owner thereof hereunder.

          15.4.30 "Preferred Global Return" means the sum of One Million Three Hundred Fourteen Thousand Dollars ($1,314,000).

          15.4.31 "Preferred Global Allocation Balance" means as of any particular date, the difference between (i) the Preferred Global Return less
(ii) the difference between (a) the aggregate allocation of Tax Profits made by the Company to Global under this Agreement less (b) the aggregate allocation of Tax Profits made by the Company to LaBarge under this Agreement.

          15.4.32 "Preferred Global Distribution Balance" means as of any particular date, the difference between (i) the Preferred Global Return less
(ii) the difference between (a) the aggregate distributions made by the Company to Global under this Agreement less (b) the aggregate distributions made by the Company to LaBarge under this Agreement.

          15.4.33 "Property" at any particular time, shall mean the interest in all real and personal property of the Company and any other assets or property (tangible or intangible, choate, inchoate, fixed or contingent, including cash and cash equivalents) of the Company including without limitation the Technology. It is specifically contemplated that the Company may own assets either directly in its own name or indirectly through its acquisition of an ownership interest in other third party entities with the express intention that the Company's interest in any and all third party entities shall constitute Property hereunder.

          15.4.34 "Purchase Agreement" that certain Purchase Agreement of even date herewith between Global and LaBarge, as the same may be amended or restated from time to time.

          15.4.35 "Reserves" shall mean with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient or necessary by the Managers to meet the needs of the business of the Company, including: for (i) working capital to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business and (ii) contingent and unforeseen liabilities incurred in the ownership or operation of the Company's business, in each case which may become due and payable within any period and for which the cash to make such payments may not be generated by operations during the period.

          15.4.36 "Successor in Interest" shall mean with respect to any Member, any entity succeeding to all or substantially all of the assets or properties owned by such Member by reason of any merger, stock sale, recapitalization, voluntary corporate reorganization (other than pursuant to any federal bankruptcy statutes or any other laws affecting creditor's rights or constituting an assignment for the benefit of creditors), consolidation or sale of all or substantially all of the assets of or involving such Member.

          15.4.37 "Supermajority in Interest of the Voting Members" means (i) as it applies to Members, those Members owning more than seventy-five percent (75%) of all issued and outstanding Class A Membership Units of the Company and (ii) as it applies to Managers, those Managers constituting seventy-five percent (75%) of all persons then serving as Managers or those members of the Board of Managers constituting seventy-five percent (75%) of all persons then serving on the Board of Managers hereunder.

          15.4.38 "Tax Profits" and "Tax Losses" for any taxable year mean the net income or loss of the Company as reported for federal income tax purposes as to such taxable year, calculated by (i) including all amounts allocated to all Members under Code Sections 702(a)(1) through 702(a)(8), (ii) increased by tax-exempt income and (iii) decreased by expenditures described in Code Section 705(a)(2)(B).

          15.4.39 "Technology" shall have the meaning provided such term under the Purchase Agreement.

          15.4.40 "Technology Agreement" shall have the meaning provided such term under the Purchase Agreement.

          15.4.41 "Transfer" means any disposition, directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, by intestacy, will, trust or estate distribution, or inter vivos action, including any sale, assignment, gift, exchange, pledge, encumbrance or other creation of a security interest, attachment, creation of any interest in the Company or distribution from the Company for the benefit of creditors, or (without limitation) other transfer or disposition of a Member's interest in the Company or any right, title or interest therein, whether absolute or as security, whether voluntary or involuntary, including any Transfer by operation of law; "Transfer" when used as a verb means to effect or attempt to effect a Transfer.

          15.4.42 "Voting Members" means all Members owning any Class A Membership Units in the Company.

     IN WITNESS WHEREOF, the parties have entered into this Agreement to be effective as of the date first written above.

By: GLOBAL RESEARCH SYSTEMS, INC.        GLOBAL RESEARCH SYSTEMS, INC.
MEMBER

By: /s/ M. Kelly Jones                      By: /s/ M. Kelly Jones
   -----------------------------             --------------------------------
     Its President                            Its President

Attest:  /s/ Gena Payne                  Attest: /s/ Gena Payne
       -------------------------                -----------------------------
         Its Secretary                            Its Secretary
(CORPORATE SEAL)                                  (CORPORATE SEAL)

Address:  100 East Second Avenue, Fourth Floor
          Rome, Georgia  30161

By: LABARGE, INC.,                        LABARGE, INC.
MEMBER

By: /s/ Craig E. LaBarge                  By: /s/ Craig E. LaBarge
   ---------------------------               ------------------------------
    Its President                            Its President

Address: 9900A Clayton Road
         St. Louis, M 63124

                                   EXHIBIT "A"
                              Development Services

1. All software development services shall be performed through subcontractors who shall assign all rights, title and interest in and to the work product produced in the or through the performance of such services to the Company. All such software development services shall be valued at the amount set forth in the relative agreements under which the same are performed which agreement is mutually satisfactory to both Global and LaBarge.

2. All hardware development services shall be performed as mutually determined by Global and LaBarge. All such services shall be valued at LaBarge's cost if performed by a third party contractor and shall be valued at LaBarge's direct and indirect cost if performed by LaBarge. All such costs shall be subject to reasonable verification by Global.






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